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                                                                     EXHIBIT 3.1
                          CERTIFICATE OF INCORPORATION

                         LEOPOLD STYLING PRODUCTS, INC.

                  FIRST:   The name of the Corporation is LEOPOLD STYLING
PRODUCTS, INC.

                  SECOND: The registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "GCL").

                  FOURTH: The Corporation shall be authorized to issue two classes of shares of capital stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of Common Stock and Preferred Stock which the Corporation shall have authority to issue is eleven million (11,000,000) of which ten million (10,000,000) shares shall be Common Stock and one million (1,000,000) shall be Preferred Stock. The par value of the shares of Common Stock is one hundredth of one cent per share. The par value of the shares of Preferred Stock is one hundredth of one cent per share.

                  The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof, including, but not limited to, the fixing or alteration of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of the shares of that series, but not below the number of shares of that series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of that series.

                  FIFTH: The name and mailing address of the incorporator are M.
C. Kinnamon , 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

                  SIXTH: The number of directors which shall comprise the initial Board of Directors of the Corporation shall be two (2). The size of the Board of Directors may be


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increased or decreased in the manner provided in the Bylaws of the Corporation.

                  All corporate powers of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided herein or by law.

                  In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized:

                            (i) to fix, abolish, determine, and vary from time
to time the amount or amounts to be set apart as reserves;

                            (ii) to adopt, amend, and repeal Bylaws of the
Corporation;

                            (iii) to authorize and cause to be executed
mortgages and liens, with or without limit as to amount, upon the real or personal property of the Corporation;

                            (iv) from time to time to determine whether and to
what extent, at what time and place, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of any stockholder; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or bylaw or as authorized by resolution of the stockholders or Board of Directors;

                            (v) to authorize the payment of compensation to the
directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors or of any committee thereof and/or salaries for serving as such directors or committee members, and to determine the amount of such compensation;

                            (vi) from time to time to formulate, establish,
promote, and carry out, and to amend, alter, change, revise, recall, repeal, or abolish, a plan or plans for the participation by all or any of the employees, including directors and officers, of the Corporation, or of any corporation, company, association, trust, or organization in which or in the welfare of which the Corporation has any interest, and those actively engaged in the conduct of the Corporation's business, in the profits, gains, or business of the Corporation or of any branch or division thereof, as part of the Corporation's legitimate expenses, and/or for the furnishing to such employees, directors, officers, or persons, or any of them, at the Corporation's expense, of medical services, insurance against accident, sickness, or death, pensions during old age, disability or unemployment, education, housing, social services, recreation, or other similar aids for their relief or general welfare, in such manner and upon such terms and conditions as the Board of Directors shall determine; and



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                            (vii) to authorize the guaranty by the Corporation
of securities, evidences of indebtedness, and obligations of other persons, firms, associations, and corporations.

                  SEVENTH: Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                  EIGHTH: Every person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, employee benefit plan, or other enterprise, shall be indemnified and held harmless by the Corporation, and the Corporation shall advance expenses to such person, to the fullest extent legally permissible under the GCL, against all expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by him or her in connection therewith. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this Article EIGHTH shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal. The right of indemnification shall be a contract right that may be enforced in any manner desired by such person. The right of indemnification shall not be exclusive of any other right that such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaws, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article. Notwithstanding any other provision of this Article EIGHTH, no person shall be entitled to indemnification or advancement of expenses under this Article with respect to any Proceeding, or any claim therein, brought or made by him or her against the Corporation, unless such Proceeding or claim is approved by the Board of Directors of the Corporation.

                  The Board of Directors may adopt bylaws from time to time with respect to indemnification to provide at all time the fullest indemnification permitted by the GCL, and may cause the Corporation to purchase and maintain insurance, at the Corporation's expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person against such liability. The Corporation may also create a trust fund, grant a security interest and/or use other means (including, but not limited to, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amounts as may become necessary to effect



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indemnification as provided therein, or elsewhere.

                  NINTH: Any director or the entire Board of Directors may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors, and the vacancy in the Board of Directors caused by such removal may be filled by the stockholders at the time of such removal.

                  TENTH: A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                  ELEVENTH: Subject to the power of the stockholders of the Corporation to alter or repeal any Bylaw made by the Board of Directors, the Board of Directors is expressly authorized and empowered to make, alter and repeal the Bylaws of the Corporation.

                  TWELFTH: The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.

                  IN WITNESS WHEREOF, I, the undersigned, being the Incorporator hereinabove stated, set my hand this 29th day of June , 1995.

                                                     M.C. Kinnamon
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                                                     M. C. Kinnamon



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